Exhibit 99.3

Analysts International All Employee Conference Call Held On April 13, 2005

Good morning, I have some exciting news to announce.  The Board of Directors of Analysts International and Computer Horizons have agreed to a merger, which will create one of the largest IT professional services companies in North America.  The combined organization has 2004 annual revenues of approximately $600 million, a healthy balance sheet and no debt.  We encourage you to review the press release, which is posted on our web site.

The proposed transaction will be a tax-free exchange of shares whereby Analysts International will receive 1.15 shares for each share of Computer Horizons stock.  For accounting and legal purposes, Horizons would be the surviving entity, principally to protect some $50 million of NOL carry-forwards.  This is clearly being viewed as a merger of equals and the official corporate headquarters of the new company will be in Minneapolis.  The transaction is subject to shareholder approval by both companies and we will soon be filing appropriate merger documents with the Securities and Exchange Commission.

That is a brief description of the transaction; now let me address the combination of the new company and some of the rationale for proceeding.

The historical backgrounds of Analysts International and Computer Horizons International are amazingly similar.  Both organizations have almost 40 years in the IT services business, starting as local companies, Analysts in the Midwest and Horizons in the Northeast.  And we both expanded our businesses over the years to the regional and eventually national players that we are now.  Both companies enjoyed the extreme successes of the 90’s and also survived the severe economic downturn in 2000.  While we have both stayed strong in spirit, drive and financial metrics, we recognize that with the way the industry is moving, combining forces and creating a new company is the best strategy for a long and healthy future.

As I discussed in previous communications, I strongly believe achieving scale is critical to our long term survival.  Recent trends in our industry have confirmed that size and geographical reach matter in the IT Services business.  Many of our customers continue to reduce the number of preferred suppliers and demand size and scope.  This combination will enable us to compete at the highest level in our industry.  And remarkably, there is very little customer overlap with Horizons, which creates enormous opportunity to expand our customer base, cross-sell to the new customers and approach potential customers as a true leader in the industry, with critical mass and financial leverage.  This transaction also provides us access to Chimes, the industry leading VMS solution, a $50 million Federal Government practice, and both near and off-shore development and outsourcing centers in Canada and India.

We expect significant synergies as a combined entity.  The cost of being a public company has increased significantly over the last couple of years, and is disproportionately high for companies our size.  Doing business as a larger company will greatly insure our ability to leverage these costs, among others, and we expect to save approximately $15 million as a result of the combination.

Of course, with any combination there will be redundant functions and some overlapping geographical locations.  Having said that, my opinion is that for the size of this merger, I believe that our customers and geographical strengths are surprisingly complementary.  Rest assured that if anyone is required to leave the combined entity, you will be treated fairly.  We have established a transition team that will create an integration plan over the next 30 days.  Until the merger is approved, we will need to conduct day-to-day business as usual.

Now I’d like to turn the call over to Mike.

Thank you for making Analysts International a strong company based on excellence, integrity and innovation.

Today’s announcement marks the beginning of a new era as we join with one of the leading innovators in our industry to form a new company poised to become the leader in the IT professional services industry.

This new company will be one of the largest in our market with over 600M in revenues and more than 5,000 employees.  We will have one of the strongest balance sheets in the industry, positioned to continue to grow through market expansion and acquisition.

Thank you for getting us here; let’s keep pushing to industry leadership.

Back to Jeff.

Thank you Mike.

Finally, I want to thank Mike for having the foresight to understand the challenges facing the company and in putting aside his personal interests by reaching out to bring me in and enabling us to be a leader by creating one of the top companies in the IT services industry. As President of the new company, I am excited about this prospect.  I know it will be a great opportunity for our employees, our customers and our shareholders.  I appreciate your hard work, dedication and continued support.  I am confident that this move is the best one to insure another forty plus years of a successful business.  Now we’ll take a few questions.

Cautionary Statement

This script contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions.  Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements.  Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  Some of the forward-looking statements contained in this script include statements about the proposed Computer Horizons and Analysts International merger.  These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate.  Therefore, actual outcomes and results may differ materially from what is expressed herein.  For example, if either of the companies does not receive required shareholder or governmental approvals or fails to satisfy other conditions to closing, the transaction will not be consummated.  In any forward-looking statement in which Analysts International or Computer Horizons expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished.  The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (i) the risk that the Analysts and Computer Horizons’ businesses will not be integrated successfully to yield the anticipated cost savings and financial results; (ii)  costs related to the proposed merger may be higher due to delays in obtaining regulatory approval; (iii) failure of the Analysts and Computer Horizons shareholders to approve the proposed merger; and (iii) other economic, business, competitive and/or regulatory factors affecting Analysts and Computer Horizons’ businesses generally, including those set forth in Analysts and Computer Horizons’ filings with the SEC, including their Annual Reports on Form 10-K for their respective most recent fiscal years, especially in the Management’s Discussion and Analysis section, their most recent Quarterly Reports on Form 10-Q and their Current Reports on Form 8-K.  All forward-looking statements included in this press release are based on information available to Analysts and Computer Horizons on the date hereof.  Analysts and Computer Horizons undertake no obligation (and expressly disclaim any such obligation) to update forward-looking statements made in this press release to reflect events or circumstances after the date of this transcript or to update reasons why actual results would differ from those anticipated in such forward-looking statements.

Additional Information and Where to Find It

Analysts International Corporation and Computer Horizons Corp. intend to file a joint proxy statement/prospectus in connection with the merger transaction with the Securities and Exchange Commission.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN IT BECOME AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION.  Investors and security holders may obtain a free coy of the joint proxy statement/prospectus (when it is available) and other documents filed by Analysts International Corporation and Computer Horizons Corp. with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at http://www.sec/gov.  Free copies of the joint proxy statement/prospectus, once available, and other documents may also be obtained for free from Analysts International Corporation and Computer Horizons Corp.’s investor relations at pquist@analysts.com and dreingol@computerhorizons.com, respectively.

Participants in the Solicitation

Analysts International Corporation and Computer Horizons Corp, and their respective directors, officers and other employees may be deemed to be participants in the solicitation of proxies from the shareholders of Analysts International Corporation and Computer Horizons Corp. with respect to the transactions contemplated by the merger agreement.  Information regarding Analysts International’s officers and directors is included in Analysts International Corporation’s Proxy Statement for its 2004 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 16, 2004.  Information regarding Computer Horizons’ officers and directors is included in Computer Horizons Corp.’s Proxy Statement for its 2005 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 12, 2005.  These documents are available free of charge at the Securities and Exchange Commission’s web site at http://www.sec.gov and from Analysts International Corporation investor relations at pquist@Analysts.com and Computer Horizons Corp.’s investor relations at dreingol@computerhorizons.com.